                                                                       EXHIBIT C

                   CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                          CAPITAL STRUCTURE BY ENTITY
                            AS OF DECEMBER 31, 2004
                                 (IN THOUSANDS)

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

                                                                  CENTERPOINT
                                                                    ENERGY              CENTERPOINT
                                           CENTERPOINT             HOUSTON                ENERGY
                                             ENERGY,               ELECTRIC,             RESOURCES
                                              INC.                   LLC                   CORP.
                                           -----------            ----------            ----------
CURRENT PORTION OF LONG-TERM DEBT          $ 1,835,988    17.53%  $1,356,912    23.55%  $  366,873    7.48%
INDEXED DEBT SECURITIES DERIVATIVE             341,575     3.26%          --     0.00%          --    0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC.          --     0.00%     150,850     2.62%          --    0.00%
LONG-TERM DEBT                               7,193,016    68.66%   2,221,332    38.55%   2,000,696   40.77%
MINORITY INTEREST                                   --     0.00%          --     0.00%          --    0.00%
COMMON STOCK                                     3,080     0.03%           1     0.00%           1    0.00%
TREASURY STOCK                                      --     0.00%          --     0.00%          --    0.00%
ADDITIONAL PAID-IN CAPITAL                   2,891,335    27.60%   2,278,090    39.53%   2,231,906   45.49%
RETAINED EARNINGS (DEFICIT)                 (1,727,571)  -16.49%    (244,597)   -4.24%     305,291    6.22%
ACCUMULATED OTHER COMPREHENSIVE INCOME
   (LOSS)                                      (61,342)   -0.59%          --     0.00%       1,949    0.04%
                                           -----------            ----------            ----------

TOTAL CAPITALIZATION                       $10,476,081   100.00%  $5,762,588   100.00%  $4,906,716  100.00%
                                           ===========   ======   ==========   ======   ==========  ======
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